UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2020

BIOMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37863	95-2645573
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17571 Von Karman Ave. Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (949) 645-2111

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.08	BMRA	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01              Entry into a Material Definitive Agreement

On April 1, 2020, Biomerica, Inc. (“Biomerica”) entered into two separate non-exclusive license agreements (the “License Agreements”) with the Mount Sinai Icahn School of Medicine in New York (“Mount Sinai”) to license technology from Mount Sinai that Biomerica intends to use to scale up and manufacture a laboratory version serological test for SARS-CoV-2 coronavirus.  This test uses the ELISA microplate format that can run on existing open system equipment found in most hospitals and clinical laboratories in the United States.  The non-exclusive License Agreements provide for royalty payments to Mount Sinai based on a percentage of gross sales of commercial products manufactured and sold by Biomerica that incorporate the Mount Sinai technology licensed under the License Agreements.

While Biomerica believes it will be able to utilize the licensed technology to make and sell a commercial product, there can be no assurance Biomerica will be successful at transferring the technology, further developing the technology as needed for commercialization, incorporating the technology into its products, utilizing the technology for Biomerica’s intended purposes, or manufacturing a final product that meets market demands or regulatory requirements.  Biomerica intends to apply for expedited clearance with the FDA under the new Emergency Use Authorization process for this new test format.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this Current Report on Form 8-K contains statements that are forward-looking, such as statements relating to Biomerica’s expectations of the use of the technology licensed from Mount Sinai, Biomerica’s commercialization and scaling of its SARS-CoV-2 serological tests, and payments to be made to Mount Sinai related to the License Agreements.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, including, without limitation: Biomerica’s ability to transfer, further develop, integrate and use the licensed technology; Biomerica’s ability to manufacture and scale its commercial products using the licensed technology; results of studies testing the efficacy of Biomerica’s commercial products; regulatory approvals necessary prior to commercialization of Biomerica’s products; availability of Biomerica’s products; capacity, resource and other constraints on Biomerica’s suppliers; dependence on third party supply chain and manufacturers; dependence on international shipping carriers; governmental import/export regulations; demand for Biomerica’s commercial products; competition from other similar products and from competitors that have significantly more financial and other resources available to them; governmental virus control regulations; and Biomerica’s ability to obtain patent protection and other intellectual property protections on any aspects of its test technologies or commercial products; and Biomerica’s ability to develop and manufacture certain tests it has not yet finalized and has never previously manufactured.   Accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of Biomerica. Additionally, potential risks and uncertainties include, among others, fluctuations in Biomerica’s operating results due to its business model and expansion plans, downturns in international and or national economies, Biomerica’s ability to raise additional capital, the competitive environment in which Biomerica will be competing, and Biomerica’s dependence on strategic relationships.  Additional risks and uncertainties associated with market conditions and Biomerica are discussed in Biomerica’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Biomerica’s Annual Report on Form 10-K for the year ended May 31, 2019. Biomerica is under no obligation to update any forward-looking statements after the date of this Form 8-K.

Item 7.01              Regulation FD Disclosure

On April 2, 2020, Biomerica issued a press release announcing the execution of the two License Agreements. A copy of Biomerica’s press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 7.01 in its entirety. Both of the License Agreements are non-exclusive and Mount Sinai is making this technology available to other licensees.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01              Financial Statements and Exhibits

(d)   Exhibits.

Number	Description

99.1	Press Release issued April 2, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMERICA, INC.

Date: April 3, 2020	By:	/s/ Zackary S. Irani
Zackary S. Irani
Chief Executive Officer

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